Exhibit 21.1

Name of Entity	Domestic State	Certificate of Assumed Name
ADI of the Southeast LLC	South Carolina

AnTrev, LLC	North Carolina

Arngar, Inc.	North Carolina	Arnold Palmer Cadillac

Autobahn, Inc.	California	Autobahn Motors

Avalon Ford, Inc.	Delaware

Capitol Chevrolet and Imports, Inc.	Alabama	Capitol Chevrolet Capitol Hyundai

Casa Ford of Houston, Inc.	Texas

Cobb Pontiac-Cadillac, Inc.	Alabama	Classic Cadillac Classic Cadillac Buick

Cornerstone Acceptance Corporation	Florida	Cornerstone Acceptance Corporation

FAA Auto Factory, Inc.	California

FAA Beverly Hills, Inc.	California	Beverly Hills BMW

FAA Capitol F, Inc.	California

FAA Capitol N, Inc.	California	Capitol Nissan

FAA Concord H, Inc.	California	Concord Honda

FAA Concord N, Inc.	California

FAA Concord T, Inc.	California	Concord Toyota Concord Scion

FAA Dublin N, Inc.	California	Dublin Nissan

FAA Dublin VWD, Inc.	California	Dublin Volkswagen

FAA Holding Corp.	California

FAA Las Vegas H, Inc.	Nevada	Honda West

FAA Marin F, Inc.	California

FAA Marin LR, Inc.	California

FAA Poway G, Inc.	California

FAA Poway H, Inc.	California	Poway Honda

FAA Poway T, Inc.	California	Poway Toyota Poway Scion

FAA San Bruno, Inc.	California	Melody Toyota Melody Scion

FAA Santa Monica V, Inc.	California	Volvo of Santa Monica

FAA Serramonte, Inc.	California	Serramonte Auto Plaza Dodge of Serramonte Serramonte Mitsubishi Serramonte Nissan Serramonte Chrysler Jeep Dodge

Name of Entity	Domestic State	Certificate of Assumed Name
FAA Serramonte H, Inc.	California	Honda of Serramonte

FAA Serramonte L, Inc.	California	Lexus of Serramonte Lexus of Marin

FAA Stevens Creek, Inc.	California	Stevens Creek Nissan

FAA Torrance CPJ, Inc.	California	South Bay Chrysler Jeep Dodge

FirstAmerica Automotive, Inc.	Delaware

Fort Mill Ford, Inc.	South Carolina

Fort Myers Collision Center, LLC	Florida

Franciscan Motors, Inc.	California	Acura of Serramonte

Frank Parra Autoplex, Inc.	Texas

Freedom Ford, Inc.	Florida

Frontier Oldsmobile-Cadillac, Inc.	North Carolina

HMC Finance Alabama, Inc.	Alabama

Kramer Motors Incorporated	California	Honda of Santa Monica

L Dealership Group, Inc.	Texas

Marcus David Corporation	North Carolina	Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion

Massey Cadillac, Inc.	Tennessee	Massey Cadillac

Massey Cadillac, Inc.	Texas

Mountain States Motors Co., Inc.	Colorado

Ontario L, LLC	California	Crown Lexus

Philpott Motors, Ltd.	Texas	Philpott Ford Philpott Toyota Philpott Motors Hyundai

Riverside Nissan, Inc.	Oklahoma

Royal Motor Company, Inc.	Alabama

SAI AL HC1, Inc.	Alabama

SAI AL HC2, Inc.	Alabama	Tom Williams Collision Center

SAI FL HC1, Inc.	Florida

SAI FL HC2, Inc.	Florida

SAI FL HC3, Inc.	Florida

SAI FL HC4, Inc.	Florida

SAI FL HC5, Inc.	Florida

SAI FL HC6, Inc.	Florida

SAI GA HC1, LP	Georgia

Name of Entity	Domestic State	Certificate of Assumed Name
SAI MD HC1, Inc.	Maryland

SAI OH HC1, Inc.	Ohio

SAI OK HC1, Inc.	Oklahoma

SAI TN HC1, LLC	Tennessee

SAI TN HC2, LLC	Tennessee

Santa Clara Imported Cars, Inc.	California	Honda of Stevens Creek Stevens Creek Used Cars

Sonic Automotive-Clearwater, Inc.	Florida	Clearwater Toyota Clearwater Scion

Sonic Automotive F&I, LLC	Nevada

Sonic Automotive Management Company, Inc.	North Carolina

Sonic Automotive of Chattanooga, LLC	Tennessee	BMW of Chattanooga

Sonic Automotive of Georgia, Inc.	Georgia

Sonic Automotive of Nashville, LLC	Tennessee	BMW of Nashville MINI of Nashville Sonic Automotive Body Shop

Sonic Automotive of Nevada, Inc.	Nevada

Sonic Automotive of Tennessee, Inc.	Tennessee

Sonic Automotive of Texas, L.P.	Texas	Lone Star Ford

Sonic Automotive Servicing Company, LLC	Nevada

Sonic Automotive Support, LLC	Nevada

Sonic Automotive West, LLC	Nevada

Sonic Automotive-1400 Automall Drive, Columbus, Inc.	Ohio	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

Sonic Automotive-1455 Automall Drive, Columbus, Inc.	Ohio	Volkswagen West Hatfield Kia Hatfield Volkswagen

Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Ohio

Sonic Automotive-1500 Automall Drive, Columbus, Inc.	Ohio	Toyota West Hatfield Automall Scion West

Sonic Automotive—1720 Mason Ave., DB, Inc.	Florida

Sonic Automotive—1720 Mason Ave., DB, LLC	Florida	Mercedes-Benz of Daytona Beach

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Automotive—2490 South Lee Highway, LLC	Tennessee

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	Century BMW Century MINI

Sonic Automotive—3401 N. Main, TX, L.P.	Texas	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Chrysler Jeep

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Dodge

Sonic Automotive—4701 I-10 East, TX, L.P.	Texas	Baytown Ford

Sonic Automotive—5221 I-10 East, TX, L.P.	Texas

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia	Dyer and Dyer Volvo (Chamblee location) Volvo at Gwinnett Place

Sonic Automotive-5585 Peachtree Industrial Blvd., LLC	Georgia

Sonic Automotive—6008 N. Dale Mabry, FL, Inc.	Florida	Volvo of Tampa

Sonic Automotive—9103 E. Independence, NC, LLC	North Carolina	Infiniti of Charlotte

Sonic Advantage PA, L.P	Texas	Performance Auto Leasing Audi West Houston Porsche of West Houston

Sonic Agency, Inc.	Michigan

Sonic—Ann Arbor Imports, Inc.	Michigan	Mercedes-Benz of Ann Arbor BMW of Ann Arbor

Sonic—Bethany H, Inc.	Oklahoma	Steve Bailey Honda Steve Bailey Pre-Owned Super Center

Sonic—Buena Park H, Inc.	California	Buena Park Honda

Sonic—Cadillac D, L.P.	Texas	Massey Cadillac

Sonic—Calabasas A, Inc.	California	Acura 101 West

Sonic—Calabasas V, Inc.	California

Sonic—Camp Ford, L.P.	Texas

Sonic—Capitol Cadillac, Inc.	Michigan	Capitol Cadillac Capitol Hummer

Sonic—Capitol Imports, Inc.	South Carolina	Capitol Imports Capitol Hyundai

Sonic—Carrollton V, L.P.	Texas

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic—Carson F, Inc.	California	Don Kott Ford

Sonic—Carson LM, Inc.	California	Don Kott Lincoln Mercury

Sonic—Chattanooga D East, LLC	Tennessee

Sonic—Clear Lake Volkswagen, L.P.	Texas	Clear Lake Volkswagen

Sonic—Clear Lake N, L.P.	Texas

Sonic—Coast Cadillac, Inc.	California	Coast Cadillac

Sonic—Crest Cadillac, LLC	Tennessee	Crest Cadillac Crest Hummer

Sonic—Crest H, LLC	Tennessee	Crest Honda

Sonic—Denver T, Inc.	Colorado	Mountain States Toyota Mountain States Toyota and Scion

Sonic—Denver Volkswagen, Inc.	Colorado

Sonic Development, LLC	North Carolina

Sonic Divisional Operations, LLC	Nevada

Sonic—Downey Cadillac, Inc.	California	Massey Cadillac

Sonic—Englewood M, Inc.	Colorado

Sonic eStore, Inc.	North Carolina

Sonic FFC 1, Inc.	Delaware

Sonic FFC 2, Inc.	Delaware

Sonic FFC 3, Inc.	Delaware

Sonic—FM Automotive, LLC	Florida	Mercedes-Benz of Fort Myers

Sonic—FM, Inc.	Florida	BMW of Fort Myers

Sonic—FM VW, Inc.	Florida	Volkswagen of Fort Myers

Sonic—Fort Mill Chrysler Jeep, Inc.	South Carolina

Sonic—Fort Mill Dodge, Inc.	South Carolina

Sonic—Fort Worth T, L.P.	Texas	Toyota of Fort Worth Scion of Fort Worth

Sonic—Frank Parra Autoplex, L.P.	Texas	Frank Parra Chevrolet Frank Parra Chrysler Jeep Frank Parra Chrysler Jeep Dodge

Sonic Fremont, Inc.	California	Jaguar Fremont Land Rover Fremont Volvo Fremont

Sonic—Freeland, Inc.	Florida	Honda of Fort Myers

Sonic—Global Imports, L.P.	Georgia	Global Imports [BMW] Global Imports MINI

Sonic—Harbor City H, Inc.	California	Carson Honda

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Houston JLR, LP	Texas	Jaguar Houston North Land Rover Houston North

Sonic Houston LR, L.P	Texas	Land Rover Houston

Sonic—Houston V, L.P	Texas	Volvo of Houston

Sonic—Integrity Dodge LV, LLC	Nevada

Sonic—Jersey Village Volkswagen, L.P.	Texas	Momentum Volkswagen of Jersey Village

Sonic—LS, LLC	Delaware

Sonic—LS Chevrolet, L.P.	Texas	Lone Star Chevrolet

Sonic—Lake Norman Chrysler Jeep, LLC	North Carolina

Sonic—Lake Norman Dodge, LLC	North Carolina

Sonic—Las Vegas C East, LLC	Nevada	Cadillac of Las Vegas

Sonic—Las Vegas C West, LLC	Nevada	Cadillac of Las Vegas—West

Sonic—Lloyd Nissan, Inc.	Florida	Lloyd Nissan

Sonic—Lloyd Pontiac—Cadillac, Inc.	Florida	Lloyd Pontiac-Cadillac-GMC

Sonic—Lone Tree Cadillac, Inc.	Colorado	Don Massey Cadillac Don Massey Collision Center

Sonic—Lute Riley, L.P.	Texas	Lute Riley Honda

Sonic—Manhattan Fairfax, Inc.	Virginia	BMW of Fairfax

Sonic—Massey Cadillac, L.P.	Texas

Sonic—Massey Chevrolet, Inc.	California	Massey Chevrolet

Sonic—Massey Pontiac Buick GMC, Inc.	Colorado

Sonic—Mesquite Hyundai, L.P.	Texas

Sonic Momentum B, L.P.	Texas	Momentum BMW Momentum MINI

Sonic Momentum JVP, L.P.	Texas	Momentum Jaguar of Houston Momentum Volvo Momentum Porsche

Sonic Momentum VWA, L.P.	Texas	Momentum Volkswagen Momentum Audi

Sonic Montgomery B, Inc.	Alabama	BMW of Montgomery

Sonic Nashville M, LLC	Tennessee	Mercedes-Benz of Nashville

Sonic—Newsome Chevrolet World, Inc.	South Carolina	Capitol Chevrolet

Sonic—Newsome of Florence, Inc.	South Carolina	Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet

Sonic—North Cadillac, Inc.	Florida	Massey Cadillac Massey Saab of Orlando

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic—North Charleston, Inc.	South Carolina	Altman Lincoln- Mercury Altman Hyundai

Sonic—North Charleston Dodge, Inc.	South Carolina

Sonic of Texas, Inc.	Texas

Sonic Okemos Imports, Inc.	Michigan

Sonic—Oklahoma T, Inc.	Oklahoma	Riverside Toyota Riverside Scion

Sonic Peachtree Industrial Blvd., L.P.	Georgia

Sonic—Plymouth Cadillac, Inc.	Michigan	Don Massey Cadillac

Sonic—Reading, L.P.	Texas

Sonic Resources, Inc.	Nevada

Sonic—Richardson F, L.P.	Texas	North Central Ford

Sonic-Riverside, Inc.	Oklahoma	Riverside Chevrolet

Sonic—Riverside Auto Factory, Inc.	Oklahoma

Sonic—Rockville Imports, Inc.	Maryland	Rockville Porsche-Audi Audi of Rockville Porsche of Rockville

Sonic—Rockville Motors, Inc.	Maryland	Lexus of Rockville

Sonic—Sam White Nissan, L.P.	Texas

Sonic—Sanford Cadillac, Inc.	Florida	Massey Cadillac of Sanford

Sonic Santa Monica M, Inc.	California	W.I. Simonson

Sonic Santa Monica S, Inc.	California	Santa Monica Subaru

Sonic—Saturn of Silicon Valley, Inc.	California	Saturn of Stevens Creek Saturn of Capitol Expressway

Sonic—Serramonte I, Inc.	California	Infiniti of Serramonte

Sonic—Shottenkirk, Inc.	Florida	Pensacola Honda

Sonic—South Cadillac, Inc.	Florida

Sonic—Stevens Creek B, Inc.	California	Stevens Creek BMW

Sonic—Stone Mountain T, L.P.	Georgia	Stone Mountain Toyota Stone Mountain Scion

Sonic Tysons Corner H, Inc.	Virginia	Honda of Tysons Corner

Sonic Tysons Corner Infiniti, Inc.	Virginia	Infiniti of Tysons Corner

Sonic—University Park A, L.P.	Texas	University Park Audi

Sonic-Volvo LV, LLC	Nevada	Volvo of Las Vegas

Sonic Walnut Creek M, Inc.	California	Mercedes-Benz of Walnut Creek

Sonic—West Covina T, Inc.	California	West Covina Toyota West Covina Scion

Name of Entity	Domestic State	Certificate of Assumed Name

Sonic—West Reno Chevrolet, Inc.	Oklahoma	City Chevrolet

Sonic—Williams Cadillac, Inc.	Alabama	Tom Williams Cadillac

Sonic—Williams Imports, Inc.	Alabama	Tom Williams Imports Audi BMW Porsche Land Rover

Sonic—Williams Motors, LLC	Alabama	Tom Williams Lexus

Sonic Wilshire Cadillac, Inc.	California	Lou Ehlers Cadillac

Sonic—2185 Chapman Rd., Chattanooga, LLC	Tennessee	Economy Honda Superstore

Speedway Chevrolet, Inc.	Oklahoma

SRM Assurance, Ltd.	Cayman Islands

Stevens Creek Cadillac, Inc.	California	St. Claire Cadillac

Town and Country Ford, Incorporated	North Carolina

Town and Country Ford of Cleveland, LLC	Tennessee

Village Imported Cars, Inc.	Maryland	Village Volvo

Windward, Inc.	Hawaii	Honda of Hayward

Wrangler Investments, Inc.	Oklahoma	Dub Richardson Toyota Dub Richardson Scion

Z Management, Inc.	Colorado

SRE Alabama—2, LLC	Alabama

SRE Alabama—3, LLC	Alabama

SRE Alabama—4, LLC	Alabama

SRE Alabama—5, LLC	Alabama

SRealEstate Arizona—1, LLC	Arizona

SRealEstate Arizona—2, LLC	Arizona

SRealEstate Arizona—3, LLC	Arizona

SRealEstate Arizona—4, LLC	Arizona

SRealEstate Arizona—5, LLC	Arizona

SRealEstate Arizona—6, LLC	Arizona

SRealEstate Arizona—7, LLC	Arizona

SRE California—1, LLC	California

SRE California—2, LLC	California

SRE California—3, LLC	California

SRE California—4, LLC	California

SRE California—5, LLC	California

Name of Entity	Domestic State	Certificate of Assumed Name

SRE California—6, LLC	California

SRE Colorado—1, LLC	Colorado

SRE Colorado—2, LLC	Colorado

SRE Colorado—3, LLC	Colorado

SRE Florida—1, LLC	Florida

SRE Florida—2, LLC	Florida

SRE Florida—3, LLC	Florida

SRE Georgia—1, L.P.	Georgia

SRE Georgia—2, L.P.	Georgia

SRE Georgia—3, L.P.	Georgia

SRE Holding, LLC	North Carolina

SRE Maryland—1, LLC	Maryland

SRE Maryland—2, LLC	Maryland

SRE Michigan—1, LLC	Michigan

SRE Michigan—2, LLC	Michigan

SRE Michigan—3, LLC	Michigan

SRE Nevada—1, LLC	Nevada

SRE Nevada—2, LLC	Nevada

SRE Nevada—3, LLC	Nevada

SRE Nevada—4, LLC	Nevada

SRE Nevada—5, LLC	Nevada

SRE North Carolina—1, LLC	North Carolina

SRE North Carolina—2, LLC	North Carolina

SRE North Carolina—3, LLC	North Carolina

SRE Oklahoma—1, LLC	Oklahoma

SRE Oklahoma—2, LLC	Oklahoma

SRE Oklahoma—3, LLC	Oklahoma

SRE Oklahoma—4, LLC	Oklahoma

SRE Oklahoma—5, LLC	Oklahoma

SRE South Carolina—2, LLC	South Carolina

SRE South Carolina—3, LLC	South Carolina

SRE South Carolina—4, LLC	South Carolina

SRE Tennessee—1, LLC	Tennessee

SRE Tennessee—2, LLC	Tennessee

Name of Entity	Domestic State	Certificate of Assumed Name

SRE Tennessee—3, LLC	Tennessee

SRE Tennessee—4, LLC	Tennessee

SRE Tennessee—5, LLC	Tennessee

SRE Tennessee—6, LLC	Tennessee

SRE Tennessee—7, LLC	Tennessee

SRE Tennessee—8, LLC	Tennessee

SRE Tennessee—9, LLC	Tennessee

SRE Texas—1, L.P.	Texas

SRE Texas—2, L.P.	Texas

SRE Texas—3, L.P.	Texas

SRE Texas—4, L.P.	Texas

SRE Texas—5, L.P.	Texas

SRE Texas—6, L.P.	Texas

SRE Texas—7, L.P.	Texas

SRE Texas—8, L.P.	Texas

SRE Virginia—1, LLC	Virginia

SRE Virginia—2, LLC	Virginia